CURRENT REPORT ON FORM 8-K DATED MAY 7, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2014

REDIFY GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-19470	13-4069968
(Commission File Number)	(IRS Employer Identification No.)

101 North Main Street, Suite B Smithfield, UT 84335

(Address of Principal Executive Offices)

(435) 563-8080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 7, 2014, Redify Group, Inc. (the “Company”) sold 550,000 equity Units to two shareholders for $55,000, or $.10 per share. Each Unit consists of one share of Class A Common Stock and one Warrant to purchase one share of Class A Common Stock at $.50, expiring May 7, 2024.

Item 5.01 Changes in Control of Registrant.

On May 7, 2014, MSG Invesco LLC, purchased 300,000 shares of the Company’s Class A Common Stock for $30,000, or $.10 per share. This entity is owned jointly by Samuel and Marni Gaer. In conjunction with this purchase, the Gaers have assigned all the shares held by each of them individually to MSG Invesco LLC. Before this transaction and assignment, the Control Person was Marni Gaer, an individual, with beneficial ownership of 1,124,942 shares, or 37.99% of 2,962,286 total shares outstanding. After the purchase and assignment, MSG Invesco LLC now has 1,424,942 shares, or 40.47% of 3,522,286 total shares outstanding, and becomes the Company’s new Control Entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDIFY GROUP, INC.

May 7, 2014	By:	/s/S. Emerson Lybbert
S. Emerson Lybbert
Chief Executive Officer